Exhibit 10.7

BANK OF THE CAROLINAS CORPORATION

135 Boxwood Village Drive

Mocksville, North Carolina 27028

July 15, 2014

TFO Financial Institutions Restructuring Fund II LLC

555 5th Avenue, 6th Floor

New York, NY 10017

Ladies and Gentlemen:

Reference is made to that certain Stock Purchase Agreement, dated as of July 15, 2014 (the “Purchase Agreement”), between Bank of the Carolinas Corporation, a North Carolina corporation (the “Company”) and the purchasers identified on the signature pages thereto (the “Purchasers”). In connection with the execution and delivery of the Purchase Agreement, the Company and TFO Financial Institutions Restructuring Fund II LLC (“TFO”) are contemporaneously entering into this agreement (the “Side Letter Agreement”) and, as such, the parties hereto acknowledge and agree that this Side Letter Agreement shall remain in full force and effect notwithstanding the execution and delivery of the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

The Company and TFO hereby agree as follows:

1. Reimbursement for Legal Expenses. The Company shall pay the reasonable legal fees and expenses of counsel to TFO, not to exceed $20,000, incurred by TFO in connection with the transactions contemplated by the Transaction Documents, which amount shall be paid directly by the Company to counsel for TFO at the Closing or paid by the Company to such counsel upon termination of this Agreement so long as such termination did not occur as a result of a material breach by TFO of any of their obligations hereunder (as the case may be).

2. Conflicting Terms. This Side Letter Agreement constitutes a valid and binding agreement of the Company and TFO and shall survive the execution and delivery of the Purchase Agreement. In the event of any conflict between the provisions of this Side Letter Agreement and the provisions of the Purchase Agreement, the provisions of this Side Letter Agreement shall prevail and be given effect.

3. Counterparts. This Side Letter Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Side Letter Agreement as of the date first above written.

Very truly yours,

BANK OF THE CAROLINAS CORPORATION

By:	/s/ Stephen R. Talbert
Name:	Stephen T. Talbert
Title:	CEO and President

ACCEPTED AND AGREED as of

the date first written above by the undersigned,

thereunto duly authorized

TFO Financial Institutions Restructuring Fund II LLC

By:	/s/ Adel Al Mangour
Name: Adel Al Mangour
Title: Director of the Managing Member